Exhibit 16.1
[Grant Thornton LLP Letterhead]
October 19, 2007
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Kitty Hawk, Inc.
File No. 001-32284
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Kitty Hawk, Inc. dated October 17, 2007, and agree with the statements concerning our Firm therein.
Very truly yours,
/s/ Grant Thornton LLP
1717 Main Street
Suite 1500
Dallas, TX 75201
T 214.561.2300
F 214.561.2370
W www.grantthornton.com
Grant Thornton LLP
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